SCHEDULE A
to the
PACER FUNDS TRUST DISTRIBUTION PLAN
(12b-1 Plan)

As Amended July 5, 2024

Series of Pacer Funds Trust	Rule 12b-1 Fee
Pacer Trendpilot® US Large Cap ETF	0.25%
Pacer Trendpilot® US Mid Cap ETF	0.25%
Pacer Trendpilot® 100 ETF	0.25%
Pacer Trendpilot® European Index ETF	0.25%
Pacer Autopilot Hedged European Index ETF	0.25%
Pacer US Export Leaders ETF	0.25%
Pacer International Export Leaders ETF	0.25%
Pacer Global Cash Cows Dividend ETF	0.25%
Pacer US Cash Cows 100 ETF	0.25%
Pacer Developed Markets International Cash Cows 100 ETF	0.25%
Pacer US Small Cap Cash Cows 100 ETF	0.25%
Pacer WealthShield ETF	0.25%
Pacer Hotel & Lodging Real Estate ETF	0.25%
Pacer Apartments & Residential Real Estate ETF	0.25%
Pacer Healthcare Real Estate ETF	0.25%
Pacer Industrial Real Estate ETF	0.25%
Pacer Data & Infrastructure Real Estate ETF	0.25%
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF	0.25%
Pacer CFRA-Stovall Global Seasonal Rotation ETF	0.25%
Pacer Trendpilot® International ETF	0.25%
Pacer Trendpilot® Fund of Funds ETF	0.25%
Pacer US Cash Cows Growth ETF	0.25%
Pacer Cash Cows Fund of Funds ETF	0.25%
Pacer Emerging Markets Cash Cows 100 ETF	0.25%
Pacer Trendpilot US Bond ETF	0.25%
Pacer American Energy Independence ETF	0.25%
Pacer BioThreat Strategy ETF	0.25%
Pacer Lunt Large Cap Alternator ETF	0.25%
Pacer Lunt Large Cap Multi-Factor Alternator ETF	0.25%
Pacer Lunt MidCap Multi-Factor Alternator ETF	0.25%
Pacer Swan SOS Conservative (December) ETF	0.25%
Pacer Swan SOS Conservative (April) ETF	0.25%
Pacer Swan SOS Conservative (July) ETF	0.25%
Pacer Swan SOS Conservative (October) ETF	0.25%
Pacer Swan SOS Moderate (December) ETF	0.25%
Pacer Swan SOS Moderate (April) ETF	0.25%
Pacer Swan SOS Moderate (July) ETF	0.25%

Pacer Swan SOS Moderate (October) ETF	0.25%
Pacer Swan SOS Flex (December) ETF	0.25%
Pacer Swan SOS Flex (April) ETF	0.25%
Pacer Swan SOS Flex (July) ETF	0.25%
Pacer Swan SOS Flex (October) ETF	0.25%
Pacer Swan SOS Fund of Funds ETF	0.25%
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF	0.25%
Pacer Pacific Asset Floating Rate High Income ETF	0.25%
Pacer BlueStar Digital Entertainment ETF	0.25%
Pacer BlueStar Engineering the Future ETF	0.25%
Pacer Data and Digital Revolution ETF	0.25%
Pacer Industrials and Logistics ETF	0.25%
Pacer US Large Cap Cash Cows Growth Leaders ETF	0.25%
Pacer US Small Cap Cash Cows Growth Leaders ETF	0.25%
Pacer Developed Markets Cash Cows Growth Leaders ETF	0.25%
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF	0.25%